FIRST INVESTORS CORPORATION
                                PLAN CERTIFICATE


PLANHOLDER                                  ACCOUNT NO.

UNDERLYING SHARES

PERIODIC PAYMENT PERIOD                     AMOUNT RECEIVED TO OPEN
                                                ACCOUNT
TOTAL AGREED PAYMENTS                       AMOUNT OF SUBSEQUENT PERIODIC
                                                MONTHLY PAYMENT
PROSPECTUS DATE                             PLAN ISSUE DATE


This Plan Certificate represents an agreement between First Investors Corporation, a New York Corporation (the "Sponsor"), and the Planholder named above and evidences the Planholder's interest in the unit investment trust (the "Plan") described in the Prospectus attached hereto.

The Planholder by execution of a Plan Application (the "Application") which has been accepted by the Sponsor and by payment of the amount specified above, receipt of which is hereby acknowledged by the Sponsor, has agreed to participate in the Plan.

The Plan is governed by the terms and provisions herein and on the reverse hereof, and by the terms and provisions stated in: (a) the Application, a copy of which is attached, (b) the currently effective prospectus hereto attached, and (c) the Custodian Agreement between the Sponsor and the Custodian, Irving Trust Company, through the date of this Plan, relating to the type and series of Plan specified above, all of which terms and provisions are incorporated herein by reference as if set forth in full in this instrument. The Sponsor may modify the privileges, terms and conditions of the Plan provided, however, that no such modification may be made which affects the Planholder adversely without his written consent, and further provided, that where any such modification affects the functions of the Custodian, its approval thereof is required. The terms of the Plan and this Plan Certificate shall become binding and effective upon the Planholder and the Sponsor on the date hereof.

     IN WITNESS WHEREOF, The Sponsor has caused this Plan to be duly executed.


_________________________                   ___________________________
Authorized Signature                        Executive Vice President
                                             (Facsimile Signature)


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                              First Investors Logo
                        PRIVILEGES, TERMS AND CONDITIONS

The Plan Certificate is issued subject to the following privileges, terms and conditions, which shall in all respects be construed as part thereof:

     I. DEPOSITS AND DEDUCTIONS: The Planholder authorizes and directs the Sponsor or its designee to deposit the Planholder's payment(s), arrange for the receipt by the Custodian of dividend and capital gains distributions in an account or accounts maintained for the unit investment trust by the Custodian and to instruct the Custodian to deduct and pay therefrom such deductions as the Sponsor directs as specified in the Application, Prospectus and the Plan Certificate.

     II. DISTRIBUTIONS: The Planholder authorizes and directs the Sponsor or its designee to arrange for deposit with the Custodian of all cash dividends and capital gains distributions, if any, upon his Shares, and unless the Planholder otherwise directs in writing, to apply such dividends and capital gains distributions, after making authorized deductions, if any, to purchase of additional Shares. Optional dividends and capital gains distributions are to be accepted in additional Shares at net asset value, unless the Planholder otherwise directs in writing. Any distributions in form other than cash or Shares shall be sold by or at the direction of the Sponsor at such prices as it may be able to realize therefor and the net proceeds applied to the purchase of additional Shares at net asset value. All additional Shares shall be added to those held for the Planholder by the Custodian.

     III. REFUND PRIVILEGES: As required by the Investment Company Act of 1940, as amended, Planholder has such refund privileges as are set forth in detail under the heading "Refund Privileges" in the Prospectus.

     IV. PURCHASE AND SALE OF SHARES: The Planholder authorizes and directs the Sponsor to arrange for purchase with his payment(s), less authorized deductions, the Shares and necessary fractions thereof for his account at net asset value determined as of the close of the New York Stock Exchange on the day such payments are received by the Sponsor for deposit to the Custodian's account. In the case of reinvestment of income dividends and capital gains distributions, the reinvestment is to be at net asset value determined as of the close of the New York Stock Exchange on the date designated by the Fund and the reinvestment date. Whenever Shares are authorized to be sold or redeemed under the terms of this Plan, the Sponsor shall arrange for the sale or redemption of the same promptly at the net asset value next determined. (See "Method of Selling Shares in the Event of Partial Liquidation or Complete Termination" in the attached Prospectus).


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     V. OTHER TERMS AND  CONDITIONS OF THE  CUSTODIANSHIP:  The Custodian  shall retain possession of the assets of the Plan deposited with it and shall pay out such assets upon the written instructions of the Sponsor. The Custodian is authorized to maintain an account or accounts for the receipt, and transmission to the Custodian of the Planholder's payment(s) in any depository institution complying with requirements set forth by the applicable provisions of the Investment Company Act of 1940, as amended, provided that such depository institution is acceptable to the Sponsor. The Custodian is authorized to
commingle  the   Planholder's   payment(s)   and  dividends  and  capital  gains
distributions with the payment(s) and dividends and capital gains distributions of other Planholders in this Plan only, and the Custodian may deposit such funds in a general account in its own banking department and accept deposits from such other accounts as are provided for herein and in the Custodian Agreement. The Custodian is authorized to commingle any and all Shares purchased for the Planholder with Shares purchased for others in this Plan and to cause said Shares to be registered in its name as Custodian or in the name of its nominee
or  nominees.   The  Custodian   shall  keep  all  such   payments,   dividends,
distributions and certificates for Shares separate and apart from its own corporate assets but shall have no obligation to establish or maintain separate share or payment balances or accounts for any Planholder. All cash items, Shares, other assets and property of the Custodianship shall be held by the Custodian and shall be disbursed only as instructed by the Sponsor or its designee provided, however, that if the Custodian is not otherwise remunerated therefor, it may charge against and collect from the income of the Plan, and from the assets thereof, if no income is available, such fees for its services and such reimbursement for its expenses as are set forth in the Prospectus and further provided, that no such charge or collection shall be made except for services theretofore performed or expenses theretofore incurred.

     The Sponsor shall keep records showing the number of payment(s) made by the Planholder, all deductions from payment(s) and other assets and income of the Plan and the number of Shares purchased with the net amount of all payment(s) or reinvested dividends and capital gains distributions, the number of Shares sold or withdrawn, and the number of Shares which from time to time are owned by the Planholder hereunder. The duties and obligations of the Sponsor under the Custodian Agreement, as amended, and as generally set forth herein may be performed by its designee.

     The Custodian's duties and obligations are limited to holding the assets of the Plans and disbursing such assets in accordance with the instructions of the Sponsor.

     VI. ASSIGNMENTS TO SECURE LOANS: The Planholder may assign this Plan and the Shares held hereunder to a bank or other loan


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institution  (the Lender) as security  for a loan.  No such  assignment  will be binding upon the Sponsor unless the Lender gives the Sponsor written notice that the assignment has been released, the Lender will have the sole right to
exercise  the  Planholder's  rights  of  partial  or  complete   liquidation  or
withdrawal. Such assignments may only be made to banks and other loan institutions.

     VI. TERMINATION: The Sponsor may not terminate the Planholder's interest in the Plan for a period of twenty years from the date hereof (twenty-five years, if this is a 15-year Periodic Payment Plan), except in certain limited instances involving (1) delinquency in making periodic payments or (2) failure to approve the acquisition of substituted Shares proposed by the Sponsor, all of which are more fully set forth in the attached Prospectus. Until the Planholder's interest in the Plan is terminated, the Custodian may not terminate its obligation to hold in custody the assets of the Plan which are represented by this Plan Certificate unless a successor Custodian has been designated and has accepted the custody of the assets of the Plan.

FOR OTHER PROVISIONS AND RIGHTS OF THE PLANHOLDER RELATING TO VOTING RIGHTS, REMITTANCE OF DIVIDENDS, PARTIAL OR COMPLETE WITHDRAWALS, TAXES, SUBSTITUTION, SPECIAL ADMINISTRATIVE SERVICES, AND TO INSURANCE, DEFAULT, AND ACCELERATION OF PAYMENTS (PERIODIC PAYMENT PLANS ONLY), REFERENCE IS MADE TO THE ATTACHED PROSPECTUS. SUCH PROVISIONS SHALL IN ALL RESPECTS BE CONSTRUED AS PART OF THIS PLAN CERTIFICATE, EXCEPT THAT IF THE PLAN IS ONE WITHOUT INSURANCE, SUCH INSURANCE PROVISIONS SHALL NOT APPLY. A COPY OF THE CUSTODIAN AGREEMENT IS ON FILE AT THE PRINCIPAL BUSINESS OFFICE OF THE SPONSOR AND MAY BE INSPECTED BY ANY REGISTERED PLANHOLDER DURING THE USUAL BUSINESS HOURS OF THE SPONSOR.

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